EXHIBIT 99.1

   Semtech Completes Restatement Related to Past Stock Option Practices


    -- Non-cash restatement charges of $91 million pre-tax for fiscal years 1996 - 2006

    --  Impact on fiscal year 2007 and future years is not material

    --  No impact on revenues or cash previously reported

    --  No restatement charges relate to independent directors

    --  No restatement charges relate to current CEO or current CFO

    -- Restatement charges relate primarily to options granted or modified in calendar years 1995 through 2002

    --  Details in Form 10-K/A filed today

    --  NASDAQ continued listing requirements are met


    CAMARILLO, Calif.--(BUSINESS WIRE)--March 29, 2007--Semtech Corporation (Nasdaq:SMTC) announced that today it filed an amended Annual Report on Form 10-K/A for the fiscal year ended January 29, 2006 and its delayed Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2007, bringing the Company current in its required Securities and Exchange Commission ("SEC") filings. The Company also announced it intends to file for an automatic extension of fifteen days in which to complete and file its Form 10-K for fiscal year 2007.

    $62 million of After-Tax Stock Option Adjustments for FY 1996 -
2006

    The Company previously announced that it was reviewing its stock option practices in light of an informal SEC inquiry and that it would restate its prior financial statements to record a material amount of additional non-cash compensation expense to correct errors related to past accounting for stock options. The Form 10-K/A filed today includes restated financial statements for fiscal years 2002 through 2006, with adjustments for fiscal years 1996 through 2001 reflected as part of the opening balances in the restated fiscal year 2002 financial statements. The additional non-cash stock-based compensation charges for fiscal years 1996 through 2006 ("restatement adjustments") are approximately $62 million after tax and generally have been amortized over the vesting period of the grants.

    No Impact on Revenues or Cash

    The restatement adjustments did not result in a change to previously reported revenues, have no impact on net cash provided by operating activities or on investing or financing cash flows, and have no impact on the Company's total cash balances.

    Impact in FY 2007 and Future Years is Not Material

    The restatement adjustments do not have a material impact on fiscal year 2007 that ended on January 28, 2007 and will not have a material impact in future years. As reported in the Forms 10-Q filed today, the additional non-cash compensation expense due to the restatement was approximately $58,000 in the first quarter of fiscal year 2007, $4,000 in the second quarter, and $3,000 in the third quarter.

    However, the Company expects to continue to incur substantial expenses for legal and other professional services in connection with matters stemming from past stock option practices, including the SEC inquiry and the previously announced Federal Grand Jury Subpoena and derivative litigation.

    Restatement Charges Relate Primarily to Options Granted or
Modified in Fiscal Years 1996 through 2003

    Reviews of the Company's historical stock option practices since the beginning of fiscal year 1996 were conducted by management and by a Special Committee of the Board of Directors, with each group being assisted by its own accounting and legal advisors. After analysis of applicable accounting requirements, it was concluded that correction was required for the accounting measurement dates of certain stock options granted or modified primarily during fiscal years 1996 through 2003, which roughly corresponds to calendar years 1995 through 2002.

    Nasdaq Continued Listing Standards are Met

    With the filing of the Form 10-K/A and the Form 10-Qs for the first three quarters of fiscal year 2007, the Company believes it has regained compliance with Nasdaq's continued listing requirements.
Confirmation from Nasdaq is pending.

    See SEC Filings For Additional Details

    The foregoing summary is qualified in its entirety by, and investors are urged to carefully read, the Form 10-K/A for the fiscal year ended January 29, 2006 and the Form 10-Qs for the quarterly periods ended April 30, 2006, July 30, 2006, and October 29, 2006 that were filed today. Financial statements and the related reports of our independent public accounting firms, earnings press releases, and similar communications issued prior to July 20, 2006 should not be relied upon and have been superseded by the information contained in the SEC filings made today.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In addition to regarding forward-looking statements with caution, you should consider that the preparation of financial statements requires us to draw conclusions and make interpretations, judgments, assumptions and estimates with respect to factual, legal, and accounting matters. Different conclusions, interpretations, judgments, assumptions, or estimates could result in materially different results.

    There are a number of risks associated with matters relating to the Company's historical stock option practices and the previously announced SEC inquiry and related matters. If the SEC disagrees with the accounting methods we used, objects to the manner in which we disclosed the restated financial information or related qualitative information, or otherwise imposes additional requirements with respect to our restated financial statements or stock option restatements in general, we could be required to further amend our restated financial statements. Further restatement could also be required if new facts become available as a result of the SEC inquiry, the Federal Grand Jury subpoena, the shareholder litigation or through other means.

    The Company cannot predict the outcome of the SEC inquiry or any other lawsuit or other proceeding related to the Company's stock option practices. There can be no assurance that the Company will be able to file its Form 10-K for fiscal year 2007 on time or maintain its Nasdaq listing. The Company could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with matters related to the SEC inquiry and other matters stemming from the Company's historical stock option practices could divert management's attention from operations. Expenses arising from these matters are expected to continue to be significant. Current and former employees, officers and directors have sought, and will likely continue to seek, indemnification or advancement or reimbursement of expenses from the Company, including attorneys' fees, with respect to current or future proceedings related to stock option practices. These events could adversely affect the Company's business and the price of its common stock.

    CONTACT: Semtech Corporation
             Todd German, Investor Relations, 805-480-2004